EXHIBIT 32



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     In connection with the Quarterly Report of CEL-SCI Corporation (the
"Company") on Form 10-Q/A for the period ending March 31, 2009 as filed with the Securities and Exchange Commission (the "Report"), Geert Kersten, the Chief Executive and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.


                                       By: /s/ Geert Kersten
                                           ----------------------------------
                                          Geert Kersten
                                          Chief Executive and
                                          Principal Financial Officer


January 29, 2010